Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made as of June 18, 2013 (the “Amendment Effective Date”), by and between Realty Income Corporation, a Maryland corporation (the “Company”) and [              ] (the “Employee”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

A.                                    The Company and Employee have entered into an Employment Agreement dated [                ] (the “Agreement”).

B.                                    The parties hereto wish to amend the Agreement as set forth herein.

AMENDMENT

The parties hereto hereby amend the Agreement as follows, effective as of the Amendment Effective Date.

1.                                      Section 10(b).  The following new sentence is hereby added at the end of Section 10(b) of the Agreement:

“In addition to the other severance payments and benefits under this Paragraph 10(b), in the event of the Company’s termination of Employee’s employment without Cause or Employee’s Constructive Termination, all then-outstanding unvested Company restricted stock awards held by Employee on the termination date shall vest in full as of the termination date (subject to and contingent on the execution and non-revocation by Employee of the Severance Agreement and General Release described above).”

2.                                      This Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of, the Agreement.

3.                                      Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this [First] Amendment as of the date first written above.

REALTY INCOME CORPORATION

By:
Name:
Title:

EMPLOYEE

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